UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 31, 2012

TO THE STOCKHOLDERS OF ULTA SALON, COSMETICS & FRAGRANCE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta” or the “Company”), a Delaware corporation, will be held on Thursday, May 31, 2012, at 10:00 A.M. local time, at Ulta’s headquarters located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440, for the following purposes:

1.	To elect Robert F. DiRomualdo, Catherine A. Halligan and Lorna E. Nagler as Class II Directors to hold office until the 2015 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, for our fiscal year 2012, ending February 2, 2013;

3.	To vote on an advisory resolution to approve the Company’s executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 2, 2012, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

Robert S. Guttman Senior Vice President, General Counsel and Secretary

April 20, 2012

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the internet. On April 20, 2012, we mailed most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2011 Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials also instructs you on how to vote via the internet. Other stockholders, in accordance with their prior requests, received e-mail notification of how to access our proxy materials and vote via the internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Important notice regarding availability of proxy materials

for Ulta’s 2012 Annual Meeting of Stockholders to be held on May 31, 2012:

The Proxy Statement and Annual Report to Stockholders on Form 10-K

for the year ended January 28, 2012 are available at http://ir.ulta.com.

Brokers cannot vote for Proposals 1 or 3 without your instructions.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL. IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, KINDLY MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID, IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES OF RECORD ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Page
ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
1. Q: General — Why am I receiving these materials?	1
2. Q: Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?	1
3. Q: Date, Time and Place — When and where is the Annual Meeting of Stockholders?	1
4. Q: Purpose — What is the purpose of the Annual Meeting of Stockholders?	1
5. Q: Attending the Annual Meeting — How can I attend the Annual Meeting?	2
6. Q: Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?	2
7. Q: Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?	2
8. Q: Voting — Who can vote and how do I vote?	3
9. Q: Revocation of Proxy — May I change my vote after I return my proxy?	3
10. Q: Quorum — What constitutes a quorum?	3
11. Q: Voting Results — Where can I find the voting results of the Annual Meeting?	3
12. Q: Solicitation — Who will pay the costs of soliciting these proxies?	3
13. Q: Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?	4
14. Q: Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as Directors?	4
15. Q: Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?	4
ARTICLE II. CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS	5
CORPORATE GOVERNANCE	5
ELECTION OF DIRECTORS	9
INFORMATION ABOUT OUR BOARD OF DIRECTORS	13
NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL 2011	18
ARTICLE III. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE	20
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
AUDIT COMMITTEE	21
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	22
ARTICLE IV. COMPENSATION COMMITTEE REPORT AND COMPENSATION DISCUSSION AND ANALYSIS	23
COMPENSATION DISCUSSION AND ANALYSIS	25
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	33
ARTICLE V. STOCK	34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	36
ARTICLE VI. CERTAIN RELATIONSHIPS AND TRANSACTIONS	37
ARTICLE VII. MISCELLANEOUS	38

i

1000 Remington Blvd., Suite 120

Bolingbrook, IL 60440

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 31, 2012

ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	General — Why am I receiving these materials?

A:

On or about April 20, 2012, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to you, and to all stockholders of record as of the close of business on April 2, 2012, because the Board of Directors of Ulta is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders. Our Board of Directors has made these proxy materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the 2012 Annual Meeting of Stockholders. Our 2011 Annual Report and Form 10-K for fiscal 2011, along with our Proxy Statement and all other relevant corporate governance materials, are also available at the Investor Relations section of our website at http://ir.ulta.com.

2.	Q:	Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2011 Annual Report and Form 10-K for fiscal 2011, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

3.	Q:	Date, Time and Place — When and where is the Annual Meeting of Stockholders?

	A:	The Annual Meeting of Stockholders will be held on Thursday, May 31, 2012, at 10:00 A.M. local time, at Ulta’s headquarters located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440.

4.	Q:	Purpose — What is the purpose of the Annual Meeting of Stockholders?

A:

At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting on the cover page of this Proxy Statement. Following the Annual Meeting, management will respond, if applicable, to questions from stockholders and may make a presentation on our performance.

5.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?

A:

You will be admitted to the Annual Meeting if you were an Ulta stockholder or joint holder as of the close of business on April 2, 2012, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 2, 2012, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, a maximum of two representatives per such stockholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined above and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures. In order to be admitted to the Annual Meeting, all attendees must provide photo identification and comply with the other procedures outlined above upon request.

6.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

7.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

A:

Most Ulta stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record or Record Holder and the Notice was sent directly to you by Ulta. As the stockholder of record, you have the right to grant your voting proxy directly to Ulta or to vote in person at the Annual Meeting.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in street name, and the Notice was forwarded to you from your broker, trustee or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions to your broker by May 21, 2012 (10 days before the Annual Meeting), your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of Directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are considered non-discretionary items, while the ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a discretionary item. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

8.	Q:	Voting — Who can vote and how do I vote?

A:

Only holders of our common stock at the close of business on April 2, 2012 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2012, we had outstanding and entitled to vote 62,686,982 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instructions provided to you by your broker, bank, trustee, or nominee.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the Record Holder a legal proxy issued in your name.

9.	Q:	Revocation of Proxy — May I change my vote after I return my proxy?

A:

Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by (i) the timely delivery of a valid, later-dated proxy, timely written notice of revocation with our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440; or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

10.	Q:	Quorum — What constitutes a quorum?

A:

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 2, 2012 will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of April 2, 2012, 62,686,982 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 31,343,492 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

11.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?

	A:	We will publish final results on a Current Report on Form 8-K within four business days of the Annual Meeting.

12.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?

A:

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and distribution of this Proxy Statement and any additional information furnished to stockholders. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our Directors, officers or other employees. No additional compensation will be paid to our Directors, officers or other regular employees for such services.

13.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?

A:

Other than the three proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Carl “Chuck” Rubin, our President and Chief Executive Officer, and Robert S. Guttman, our Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

14.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as Directors?

A:

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2013 Annual Meeting of Stockholders is December 21, 2012. Under our Bylaws, stockholders who wish to bring matters or propose Director nominees at our 2013 Annual Meeting of Stockholders must provide specified information to us no earlier than February 1, 2013 and no later than March 3, 2013. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

15.	Q:	Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?

A:

You may propose Director nominees for consideration by the Board of Directors’ nominating and corporate governance committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to Ulta and our stockholders. The section titled “Corporate Governance and the Board of Directors” below provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a Director for election at our Annual Meeting of Stockholders.

ARTICLE II. CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE

Over the course of Ulta’s history, the Board of Directors has developed corporate governance practices consistent with its duties of good faith, due care and loyalty, to help fulfill its responsibilities to our stockholders.

Board of Directors meetings and committees

During the fiscal year ended January 28, 2012, the Board of Directors held 8 meetings. Commencing fiscal year 2003, Mr. Eck became our Non-Executive Chairman and typically presides over meetings of the full Board as well as executive sessions. The Board of Directors has an audit committee, a nominating and corporate governance committee and a compensation committee. During fiscal year 2011, Mr. Defforey attended fewer than 75% of the aggregate meetings of the Board of Directors and of the committees on which he served that were held during the period for which he was a Director or committee member. Mr. Defforey resigned from the Board of Directors effective January 28, 2012. Directors are invited and are expected to attend the Annual Meeting of Stockholders, and all but one of our Directors then in office attended our 2011 Annual Meeting of Stockholders.

Committee Composition:    Unless otherwise noted, the following table provides the composition of each of our committees as of January 28, 2012:

Director	Audit Committee(1)	Nominating and Corporate Governance Committee	Compensation Committee(2)
Dennis K. Eck*			†
Robert F. DiRomualdo	✓
Hervé J.F. Defforey(3)		✓
Catherine A. Halligan(4)	✓
Charles Heilbronn		✓	✓
Lorna E. Nagler		✓	✓
Charles J. Philippin	†
Chuck Rubin
Kenneth T. Stevens	✓	†

(1)	Additional information regarding the audit committee can be found starting on page 21.

(2)	Additional information regarding the compensation committee can be found starting on page 23.

(3)	Mr. Defforey resigned from the Board of Directors effective January 28, 2012.

(4)	Ms. Halligan was appointed to the Audit Committee on February 14, 2012.

*	Non-Executive Chairman of the Board.

†	Committee chairman.

Board leadership structure

The Ulta Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the offices of the Chief Executive Officer and the Chairman of the Board of Directors may be either combined or separated at the discretion of the Board of Directors. We currently separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles. Our Board is led by an independent, non-executive Chairman. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and ensures a greater role for the independent Directors in the oversight of our Company. In addition, separating these roles allows our Chief Executive Officer to focus his efforts on running our business and managing our Company in the best interests of our stockholders, while the Chairman provides guidance to the Chief Executive Officer and, in consultation with management, helps to set the agenda for Board meetings and establishes priorities and procedures for the work of the full Board. The Chairman presides over meetings of the full Board as well as executive sessions (without management), which the Board generally holds several times a year, both telephonically and in conjunction with each in-person meeting of the full Board.

Our Corporate Governance Guidelines also provide that from time to time, the independent directors may determine that the Board of Directors should have a lead director. In the event that the independent directors make such a determination, a majority of the independent directors will appoint a lead director. In the event that a lead director is designated, his or her duties would include: assisting the Chairman of the Board and Board of Directors in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the Board of Directors’ non-management directors and facilitating communications between the non-management directors and the other members of the Board and the management of the Company. The Company currently has seven independent directors and to date they have not determined that the Board of Directors should have a lead director.

The Board believes that the current board leadership structure is in the best interests of the Company and its stockholders at this time. The Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the Chairman and Chief Executive Officer roles, might be appropriate. Accordingly, the Board periodically reviews its leadership structure. Our Corporate Governance Guidelines provide the flexibility for the Board to modify or continue our leadership structure in the future, as it deems appropriate.

Independence

Board member independence is an essential element of Ulta corporate governance. The Board of Directors has determined that each of the current non-employee Directors and each nominee for Director is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Ulta. Chuck Rubin, our President and Chief Executive Officer, is currently the sole member of the Board of Directors who is not independent due to his office with Ulta. Each member of the nominating and corporate governance committee, compensation committee and audit committee satisfy the current independence requirements of NASDAQ and the SEC.

Board role in risk oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Management is responsible for the Company’s day-to-day risk management activities and processes, and our Board’s role is to engage in informed oversight of and provide direction with respect to such risk management activities and processes. The Board recognizes that a fundamental part of risk management is not only understanding the risks our Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. As such, the Board focuses on understanding the nature of our enterprise risks, including operational, financial, legal and regulatory, strategic and reputational risks, as well as the adequacy of our risk assessment and risk management processes. To facilitate such an understanding, the Board and its committees receive management updates on our business operations, financial results and strategy, and the Board discusses and provides direction with respect to risks related to those topics.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The audit committee oversees risks associated with financial accounting and audits, as well as internal control over financial reporting. The audit committee assists the Board in its oversight by discussing with management our Company’s risk assessment and management policies, the Company’s significant financial risk exposures and the actions taken by management to limit, monitor or control such exposures. The compensation committee oversees the risks relating to the Company’s compensation policies and practices. In setting compensation, the compensation committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The compensation committee also oversees the risks relating to the Company’s management development and leadership succession. The nominating and corporate governance committee oversees the implementation of the Company’s Code of Business Conduct and monitors compliance therewith.

Nominating and corporate governance committee

The nominating and corporate governance committee acts under a written charter that was approved by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website at http://ir.ulta.com. The primary responsibility of the nominating and corporate governance committee is to recommend to the Board of Directors candidates for nomination as Directors and membership on committees of the Board. The committee reviews the performance and independence of each Director, and in appropriate circumstances, may recommend the removal of a Director for cause. The committee oversees the evaluation of the Board of Directors and makes recommendations to improve performance. The committee also recommends to the Board of Directors policies with respect to corporate governance. During fiscal year 2011, the nominating and corporate governance committee was composed of the following independent Directors: Messrs. Stevens and Heilbronn and Ms. Nagler; Mr. Defforey also served as Chairman of the committee from September 8, 2011 through January 20, 2012. Mr. Stevens serves as the current Chairman of the committee. The Board of Directors has determined that each committee member qualifies as a “nonemployee director” under rules and regulations of the SEC, as well as the independence requirements of NASDAQ. The nominating and corporate governance committee met 4 times during fiscal year 2011.

Nominating and corporate governance committee charter

The nominating and corporate governance committee charter identifies the roles and responsibilities that govern the nominating and corporate governance committee, such as:

—	identifying qualified candidates to become Board members;

—	selecting nominees for election as Directors at the next annual meeting of stockholders (or special meeting of stockholders at which Directors are to be elected);

—	selecting candidates to fill any vacancies on the Board;

—	reviewing the composition of the committees of the Board and making recommendations to the Board regarding committee membership;

—

overseeing the implementation of and monitoring compliance with Ulta’s Code of Business Conduct (other than with respect to complaints regarding accounting issues, as more fully set forth in the audit committee charter); and

—	overseeing the evaluation of the Board.

Nomination process — qualifications

The nominating and corporate governance committee is responsible for reviewing the appropriate skills and characteristics required of Directors in the context of prevailing business conditions, and in its nominating committee capacity, for making recommendations regarding the size, composition and desired complementary skill sets of the Board of Directors. The objective of the nominating and corporate governance committee is to create and sustain a Board of Directors that brings to Ulta a variety of perspectives and skills derived from high-quality business and professional experience. Pursuant to its charter, the nominating and corporate governance committee annually assesses the experience, expertise, capabilities, skills and diversity of the members of the Board, individually and collectively, and considers these factors when evaluating Director candidates. In this regard, both the Board and the nominating and corporate governance committee believe that it is essential for Board members to represent diverse viewpoints based upon differences in professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. Although there are no specific minimum qualifications that a Director candidate must possess, the nominating and corporate governance committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management and the industry, maintain academic or operational expertise in an area of our business and demonstrate practical and mature business judgment.

We will consider all stockholder recommendations for candidates for the Board of Directors and, to date, we have not received any Director nominees from a stockholder. Stockholders who want to suggest a candidate for consideration should send a written notice, addressed to the Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440. Further details about the nomination process may be found in the answer to Question 15 above, entitled “Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?”

This notice must include the following information for each candidate the stockholder proposes to nominate: (i) name, age, business address and residence address, (ii) principal occupation or employment, (iii) class and number of shares of capital stock beneficially owned by such candidate and (iv) and any other information relating to the candidate that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to applicable SEC rules. In addition, the stockholder giving such notice must include his or her (i) name and record address and (ii) the class and number of shares such stockholder beneficially owns.

We have engaged the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background. We also consider potential Director candidates recommended by current Directors, officers, employees and others. The nominating and corporate governance committee screens all potential candidates in the same manner, regardless of the source of the recommendation. Our review is typically based on any written materials provided with respect to potential candidates, and we review such materials to determine the qualifications, experience and background of the candidates. Final candidates are typically interviewed by members of the committee and other members of the Board, as appropriate. In making its determinations, the committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes a recommendation to the full Board of Directors regarding whom should be nominated by the Board of Directors.

Code of Business Conduct

All Ulta employees, officers and members of the Board of Directors must act ethically at all times and in accordance with the policies comprising the Ulta Code of Business Conduct. We demand full compliance with this policy from employees, officers and members of the Board of Directors, including our Chief Executive Officer, Chief Financial Officer and such other individuals performing similar functions. Moreover, all corporate employees, officers and members of the Board of Directors have signed a certificate acknowledging that they have read, understood and will continue to comply with the policy, and all corporate employees and officers are required to read and acknowledge this policy on an annual basis. Ulta includes the Code of Business Conduct in new hire materials for all corporate employees. The policy is published and any amendments or waivers thereto will be published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com.

Corporate Governance Guidelines

Our Board of Directors adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines have been published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com.

Disclosure committee

The disclosure committee is a management committee that acts under a written charter approved by the audit committee. Its primary responsibility is to assist our Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for oversight of the accuracy and timeliness of our disclosures. Management and the disclosure committee have established disclosure controls and procedures designed to ensure that disclosures required by the SEC and other written information to be disclosed to the investment community are recorded, processed, summarized and reported accurately on a timely basis. These disclosure controls and procedures are monitored and evaluated for their effectiveness on a regular basis. The disclosure committee, in conjunction with management, reviews and approves the preparation of SEC filings and various documents distributed to the investment community containing financial information or other material information. The disclosure committee discusses all relevant information with our Chief Executive Officer and Chief Financial Officer and, if needed, the Chairman of the disclosure committee then discusses all relevant information with the Board of Directors and the audit committee.

Stockholder communication

Any stockholder is free to communicate in writing with the Board of Directors on matters pertaining to Ulta by addressing their comments to the Board of Directors, c/o General Counsel, Ulta Salon, Cosmetics & Fragrance, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440, or by e-mail at InvestorRelations@ulta.com. Our General Counsel will review all correspondence addressed to our Board of Directors, or any individual Director, for any inappropriate correspondence and correspondence more suitably directed to management. Our General Counsel will forward appropriate stockholder communications to our Board of Directors prior to the next regularly scheduled meeting of our Board of Directors following the receipt of the communication. Our General Counsel will summarize all correspondence not forwarded to our Board of Directors and make the correspondence available to our Board of Directors for its review upon our Board of Directors’ request.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors be divided into three classes designated Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the total number of Directors. Each class serves a three-year term with one class being elected at each year’s annual meeting of stockholders, beginning in 2008. Vacancies on our Board of Directors may be filled by persons elected by a majority of the remaining Directors. A Director elected by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until that Director’s successor is elected and qualified.

The Board of Directors is presently composed of eight members, seven of whom are non-employee, independent Directors. Each Director was elected to the Board of Directors to serve until a successor is duly elected and qualified or until his or her death, resignation or removal. Mr. DiRomualdo and Ms. Nagler are the Class II Directors whose terms expire in 2012. Mr. DiRomualdo and Ms. Nagler are nominees for re-election, and Catherine A. Halligan is a nominee for election to the Board of Directors. Ms. Halligan, who is standing for election by the stockholders at this Annual Meeting for the first time, was first identified as a candidate for the

Board of Directors by a third party search firm and was recommended by the nominating and corporate governance committee. If elected at the Annual Meeting, each of the nominees would serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their death, resignation or removal. Messrs. Heilbronn and Rubin are the Class III Directors with terms expiring in 2013, and Messrs. Eck, Philippin and Stevens are the Class I Directors with terms expiring in 2014.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the nominees for election and re-election. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

Set forth below is biographical information for each nominee for election for a three-year term expiring at the 2015 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Robert F. DiRomualdo	67

Mr. DiRomualdo is Chairman and Chief Executive Officer of Naples Ventures, LLC, a private investment company that he formed in 2002. Prior to 2002, Mr. DiRomualdo served in various roles at Borders Group, Inc. and its predecessor companies, including as Chairman of the Board and Chief Executive Officer, and as President and Chief Executive Officer of Hickory Farms. Mr. DiRomualdo was a director of Bill Me Later, Inc., where he served as chairman of the compensation committee and as a member of the audit committee. Mr. DiRomualdo has lectured frequently at the Wharton School of the University of Pennsylvania and Harvard Business School, in addition to other educational institutions, on a pro bono basis. He holds a master’s degree in business administration from Harvard Business School.

Mr. DiRomualdo’s qualifications for the Board include his ability to provide the insight and perspectives of a successful and long-serving Chairman and Chief Executive Officer of a major retail company, during which time he was instrumental in the development and implementation of a growth strategy that led to the company’s expansion into major domestic and international markets. He also oversaw a public stock offering and listing on the New York Stock Exchange by Borders Group as well as its birth into the Fortune 500. Due to his experience supervising the principal financial officer of Borders Group as well as his previous committee experience, Mr. DiRomualdo provides valuable insight as a member of our audit committee.

			2004

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Catherine A. Halligan	48

Ms. Halligan, currently an Advisor as of January 1, 2012, had been the Senior Vice President, Sale & Marketing of PowerReviews Inc. since July 2010. Prior to joining Powerreviews Inc., Ms. Halligan held several executive level positions with prominent retailers. From 2005 to 2010, Ms. Halligan served in various executive positions with Walmart, including Chief Marketing Officer of Walmart.com from 2007 to 2009 and Vice President Market Development, Global eCommerce of Walmart.com from 2009 to 2010. From 1996 to 1999, Ms. Halligan held retail management positions with Williams Sonoma Inc., including Vice President and General Manager, Internet and Vice President, Marketing. Ms. Halligan also has previous retail experience with Blue Nile, Inc. and the Gymboree Corporation. Ms. Halligan began her career as a Marketing and Planning analyst for Lands’ End from 1987 to 1991.

With over 20 years of experience in marketing and e-commerce within the retail industry, Ms. Halligan provides valuable insight and expertise on strategic marketing issues, Internet technology and multichannel business capabilities. In addition, Ms. Halligan’s business experience with large retail companies makes her a valued addition to our audit committee.

			2012

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Lorna E. Nagler	55

Ms. Nagler is President of Bealls Department Stores, Inc. and has served in this position since January 2011. She served as President and Chief Executive Officer of Christopher & Banks Corporation, a specialty retailer of women’s clothing, from August 2007 to October 2010. She also served as a director of Christopher & Banks. From 2004 to 2007, Ms. Nagler was President of Lane Bryant, a division of Charming Shoppes, Inc., a women’s apparel company. From 2002 to 2004, she was President of Catherines’ Stores, also a division of Charming Shoppes, Inc. From 1996 to 2002, Ms. Nagler held various retail management positions with Kmart Corporation, including Senior Vice President, General Merchandise Manager of Apparel and Jewelry from 2000 to 2002 and Divisional Vice President, General Merchandise Manager of Kids and Menswear from 1998 to 2000. From 1994 to 1996, Ms. Nagler was a Vice President, Divisional Merchandise Manager for Kids R Us. Ms. Nagler also has previous retail experience with Montgomery Ward and Main Street Department Stores.

With years of experience as a senior-level executive in a wide variety of retail companies, including as the President and Chief Executive Officer of a public retail company, Ms. Nagler provides considerable expertise on strategic, management and operational issues facing a multi-state retailer. Running a public company gave Ms. Nagler front-line exposure to many of the issues facing public retail companies, particularly on the operational, financial and corporate governance fronts. The Board also benefits from Ms. Nagler’s extensive experience in the retail industry and the informed perspectives such experience facilitates. Additionally, her past role as President and Chief Executive Officer positions her well to serve as a member of our compensation committee and nominating and corporate governance committee.

			2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Directors continuing in office until the 2013 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Charles Heilbronn	57

Mr. Heilbronn has been Executive Vice President and Secretary of Chanel, Inc. since 1998. Since December 2004, he has served as Executive Vice President of Chanel Limited, a privately-held international luxury goods company selling fragrance and cosmetics, women’s clothing, shoes and accessories, leather goods, fine jewelry and watches. From 1987 to December 2004, Mr. Heilbronn was Vice President and General Counsel of Chanel Limited and Senior Vice President, General Counsel and Secretary of Chanel, Inc. Mr. Heilbronn is currently a director of Doublemousse B.V., Chanel, Inc. (U.S.) and various other Chanel companies and affiliates in the U.S. and worldwide. He is also a Membre du Conseil de Surveillance (a non-executive board of trustees) of Bourjois SAS.

Mr. Heilbronn has over 20 years of experience at one of the world’s leading luxury goods companies and brings a broad domestic and international perspective to issues considered by the Board. His business background and industry experience enable him to provide substantial expertise on relevant business matters and in the governance of publicly held corporations as a member of our compensation committee and nominating and corporate governance committee.

			1995

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Chuck Rubin	52

Mr. Rubin has been our President and Chief Executive Officer since September 2010. Prior to joining Ulta, he served as President of the North American Retail division of Office Depot Inc. beginning in January 2006. Mr. Rubin first joined Office Depot as Executive Vice President, Chief Marketing Officer and Chief Merchandising Officer in 2004. Before that time, Mr. Rubin spent six years at Accenture (including three years as a partner), where he worked with a range of retail clients across department store, specialty store and e-commerce venues. Prior to that, he spent six years in the sporting goods specialty retail business, where he served as a general merchandise manager and a member of the executive committees for two publicly held companies. He began his career with Federated Department Stores, where he spent 11 years in merchandising and store management. Mr. Rubin served as a member of the executive committee of the board of directors of the National Retail Federation from January 2007 through March 2010.

As the President and Chief Executive Officer of the Company, Mr. Rubin is able to provide the Board with valuable insight regarding the Company’s operations, its management team and associates as a result of his day-to-day involvement in the operations of the business. Additionally, the Board benefits from Mr. Rubin’s demonstrated leadership skills and the extensive senior management and executive operational experience he has acquired in various businesses across the retail industry. He has experience building partnerships with key brands, ranging from mass market to prestige in both the specialty and department store markets. During his time at Office Depot, Mr. Rubin was responsible for leading that company’s retail business in North America, including store operations, merchandising, marketing, real estate and construction. Mr. Rubin lends his extensive operational and marketing expertise to the Board, as well as his insights into the management of complex organizations, and he contributes an understanding of operational and marketing strategy in today’s challenging environment.

			2010

Directors continuing in office until the 2014 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Dennis K. Eck	68

Mr. Eck has been the Non-Executive Chairman of our Board since October 2003. From November 1997 to September 2001, Mr. Eck served as Chief Executive Officer and a director of Coles Myer LTD Australia, one of Australia’s largest retailers. Prior to that, Mr. Eck served in various other executive roles with Coles Myer, including as Chief Operating Officer and a director from April 1997 to November 1997, Managing Director of Basic Needs from November 1996 to April 1997, and Managing Director of Supermarkets from May 1994 to November 1996. Prior to 1994, Mr. Eck served as President, Chief Operating Officer and a director of The Vons Companies Inc., as the Vice Chairman of the Board and Executive Vice President of American Stores, Inc., as Chairman and Chief Executive Officer of American Food and Drug, as President, Chief Executive Officer and a director of American Food and Drug, and as President and Chief Operating Officer of Acme Markets, Inc. He also served in executive roles of increasing responsibility at Savon Drug Inc. and Jewel Food Stores. In 2000, Mr. Eck was named the Astute Business Leader of the Year in Australia by the Association of Chartered Accountants.

The Board benefits from Mr. Eck’s ability to provide the perspective of an experienced Chief Executive Officer based upon his leadership at a large international corporation with operations worldwide. Running a public company exposed Mr. Eck to many of the issues facing public companies, including on the operational, financial and corporate governance fronts. His years of executive and managerial experience also enable him to bring demonstrated management ability at senior levels to the Board. Additionally, his experience leading complex retail organizations with large employee bases has given him expertise in executive compensation programs, making him well-suited to chair our compensation committee.

			2003

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Charles J. Philippin	62

Mr. Philippin was a principal of Garmark Advisors, a mezzanine investment fund, from 2002 until his retirement in February 2008. From 2000 to 2002, Mr. Philippin served as Chief Executive Officer of Online Retail Partners. From 1994 to 2000, Mr. Philippin was a member of the Management Committee of Investcorp International Inc., a global investment group. Prior to 1994, Mr. Philippin was a partner of PricewaterhouseCoopers, where he served as National Director of Mergers & Acquisitions. Mr. Philippin is a director and chairman of the audit committee of Alliance Laundry Systems. Mr. Philippin has also served as a director and chairman of the audit committee of CSK Auto, Inc., as a director, audit committee member and compensation committee member of Competitive Technologies and as a director of Samsonite Corporation and Saks Fifth Avenue.

Mr. Philippin brings to the Board a wealth of experience dealing with and overseeing the implementation of accounting principles and financial reporting rules and regulations. With his extensive experience chairing public company audit committees and in various senior management positions in the financial services sector, Mr. Philippin provides relevant expertise on investment and financial matters. His accounting experience, together with his knowledge of financial reporting rules and regulations, makes him well-positioned to serve as the Chairman of our audit committee.

			2008

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Kenneth T. Stevens	60

Mr. Stevens was the Chief Executive Officer and a director of philosophy, Inc., a skin care and beauty company, from 2009 to April 2011. From 2007 to 2008, he served as President and Chief Operating Officer of Tween Brands, Inc., a publicly traded retailer. From 2002 until 2006, Mr. Stevens held various executive positions at Limited Brands, Inc. and its subsidiaries, including Executive Vice President and Chief Financial Officer of Limited Brands, Inc., Chief Executive Officer of Express and President of Bath & Body Works. Prior to 2002, Mr. Stevens held senior leadership positions at several public and private companies, including in Chord Communications, Bank One Retail Group, Taco Bell Corporation and PepsiCo, Inc. From 1983 to 1991, Mr. Stevens was a partner at McKinsey & Company, Inc. Mr. Stevens currently serves as the non-executive chairman of the board of Cost Plus, Inc. and Charlotte Russe. He also currently serves as the chairman of the audit committee of Cost Plus, Inc. He previously served as a director and audit committee member of Spartan Stores, Inc. and La Quinta Inns, Inc. and as a director, audit committee member and chairman of the compensation committee of Virgin Mobile USA, Inc.

Mr. Stevens brings over twenty years of executive experience to the Board, including expertise in financial, management, strategic and operational matters. Additionally, as the Chief Executive Officer of a cosmetics company, Mr. Stevens had firsthand exposure to many of the issues facing retailers, including companies like Ulta. The insight Mr. Stevens has gained through his service as a board and committee member of four public companies and from his knowledge of accounting principles and financial reporting rules and regulations, makes him a valued member of our audit committee and Chairman of our nominating and corporate governance committee.

			2011

Directors not standing for reelection at the 2012 Annual Meeting:

Name	Age	Positions with Us / Principal Occupations / Business Experience	Director Since
Hervé J.F. Defforey	62

Mr. Defforey has been an operating partner of GRP, a venture capital firm, since September 2007. Prior to September 2007, Mr. Defforey was a partner in GRP Europe Ltd. from November 2001 to September 2007 and Chief Financial Officer and Managing Director of Carrefour S.A. from 1991 to 2001. Prior to 1991, Mr. Defforey served as Treasurer at BMW Group, General Manager of various BMW AG group subsidiaries and also held senior positions at Chase Manhattan Bank, EBRO Agricolas, S.A. and Nestlé S.A. Mr. Defforey is chairman of the supervisory board as well as a member of the audit, nominating and strategy committees of X5 Retail Group NV, a director and audit committee member of IFCO Systems NV and a director of Kyriba, Inc. He previously served as a director of PrePay Technologies Ltd. Mr. Defforey holds a master’s degree in business administration from St. Gallen University.

The Board benefited from Mr. Defforey’s experience serving on audit committees of other public companies and his qualification as an audit committee financial expert. His background as Chief Financial Officer of Carrefour and as Treasurer of BMW Group and his overall financial and accounting expertise made Mr. Defforey particularly well-suited in assisting our Board with its financial oversight and reporting responsibilities. As a result of his professional experiences and strong financial background, Mr. Defforey was well-positioned to serve as the Chairman of our audit committee. In addition, his experience in the retail sector and background in marketing served the Board well.

The Board would like to express its deepest gratitude to Mr. Defforey for his years of service to the Company and wish him well in his future endeavors.

			2004

NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL 2011

The following table provides information related to the compensation of our non-employee Directors earned for fiscal 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(3) ($)	Total ($)
Dennis K. Eck	65,000	42,466	—	107,466
Robert F. DiRomualdo	37,500	42,466	—	79,966
Hervé J.F. Defforey(4)	61,750	42,466	—	104,216
Catherine A. Halligan(5)	—	—	—	—
Charles Heilbronn	37,500	42,466	—	79,966
Lorna E. Nagler	57,500	42,466	509,480	609,446
Charles J. Philippin	63,750	42,466	—	106,216
Kenneth T. Stevens	37,500	42,466	—	79,966

(1)

Amounts shown represent the grant date fair value as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB Topic 718”). For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Financial Statements for fiscal 2011 contained in our Annual Report on Form 10-K filed on March 28, 2012.

(2)	The grant date fair value of the restricted stock grants awarded to each director in fiscal year 2011 was based on a fair value of $69.96 per share on September 13, 2011.

(3)	The grant date fair value of the stock options granted to Ms. Nagler in fiscal year 2011 was based on a fair value of $30.57 per option on June 17, 2011.

(4)	Mr. Defforey resigned from the Board of Directors effective January 28, 2012.

(5)	Ms. Halligan was appointed to the Board of Directors effective January 20, 2012.

The following table sets forth the outstanding options and restricted stock held by our non-employee Directors as of January 28, 2012:

Name	Options	Restricted Stock
Dennis K. Eck	—	607
Robert F. DiRomualdo	—	607
Hervé J.F. Defforey	19,750	607
Catherine A. Halligan	—	—
Charles Heilbronn	—	607
Lorna E. Nagler	50,000	607
Charles J. Philippin	50,000	607
Kenneth T. Stevens	—	607

We strive to promote an ownership mentality among our key leadership and Board of Directors. As such, the Company utilizes equity compensation to encourage our Directors to maintain a stock ownership investment in the Company under appropriate circumstances. As a result, in September 2011 the Board approved an annual equity retainer totaling $85,000 to be granted to each non-employee Director in the form of restricted stock valued based on the share price of our common stock on the date of grant, with one half of such retainer being paid in the 2011 fiscal year and the full retainer beginning with the first annual meeting occurring in the 2012 fiscal year. As a result, each non-employee Director received a grant of 607 shares of restricted stock that will vest on the date of the 2012 Annual Meeting, May 31, 2012. In addition, the Board previously approved option grants for Ms. Nagler to purchase 50,000 shares of our common stock, to be granted in three annual installments with each installment vesting equally over four years. During fiscal 2008, Mr. Philippin was granted an option to purchase 50,000 shares of our common stock which vest equally over four years. Mr. Defforey’s 19,750 options are part of an initial option grant that was awarded at the time he became a director.

In September 2011 the Board also approved an annual cash retainer totaling $75,000 to be granted to each non-employee Director, with one quarter of such retainer being paid in the third and fourth quarters of the 2011 fiscal year and quarterly payments beginning at the end of each quarter during the 2012 fiscal year. In addition, the Board approved an annual cash retainer of $45,000 for the Non-Executive Chairman of the Board, $12,500 for the audit committee chairman, $10,000 for the compensation committee chairman, and $8,500 for the nominating and corporate governance committee chairman. Prior to September 2011, the Board previously approved an annual fee of $40,000 for each of Messrs. Defforey and Philippin and Ms. Nagler to be paid quarterly in arrears.

ARTICLE III. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND AUDIT COMMITTEE

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2012, ending February 2, 2013. Services provided to Ulta by Ernst & Young LLP in fiscal year 2011 are described under “Fees to Independent Registered Public Accounting Firm” below. Additional information regarding the audit committee is provided on page 21.

Ernst & Young LLP has audited the financial statements of Ulta since 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Ulta and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed by Ernst & Young LLP for professional services rendered for fiscal years 2011 and 2010:

	2011	2010
Audit Fees(1)	$611,400	$614,418
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,995	1,975

Total	$613,395	$616,393

(1)	Represents fees billed for professional services rendered for audits of our annual financial statements, including reviews of the financial statements included in our quarterly reports on Form 10-Q.

(2)	Represents fees relating to online research software.

The audit committee has approved all professional fees paid to Ernst & Young LLP.

The audit committee has established procedures for the pre-approval of all audit and permitted non-audit-related services provided by our independent registered public accounting firm. The procedures include, in part, that: (i) the audit committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (ii) the audit committee must pre-approve any permitted service not included in the annual service plan; (iii) the audit committee chairman may pre-approve any permitted service between regularly scheduled meetings, as applicable, and a report of such services and related fees are to be disclosed to the full audit committee at the next scheduled meeting; and (iv) the audit committee will review a summary of the services provided and the fees paid on an annual basis.

AUDIT COMMITTEE

The audit committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders, potential stockholders, the investment community and other stakeholders relating to corporate accounting, financial, management and reporting practices, the system of internal controls and the auditing process. Specifically, the audit committee assists the Board of Directors in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm, our compliance with legal and regulatory requirements and our policies with respect to risk assessment and risk management. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the audit committee.

During fiscal year 2011, the audit committee was composed of the following independent Directors: Messrs. DiRomualdo, Philippin and Stevens; Mr. Defforey served as Chairman of the committee during fiscal year 2011, but left the committee and became Chairman of the nominating and corporate governance committee in September 2011. Charles J. Philippin serves as the current Chairman of the audit committee. On February 14, 2012, Catherine A. Halligan was appointed to serve on the audit committee. Accordingly, the actions described in the “Report of the Audit Committee of the Board of Directors” below were not taken by Ms. Halligan, but rather by the members of the audit committee during the 2011 fiscal year. Each of Messrs. DiRomualdo, Philippin and Stevens has been designated by the Board of Directors as an “audit committee financial expert” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of each member’s level of knowledge and experience based on a number of factors, including education and work, management and director experience. The Board of Directors has determined that each committee member qualifies as a “nonemployee director” under SEC rules and regulations, as well as the independence requirements of NASDAQ. All members of our audit committee are financially literate and are independent, as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards and Section 10A(m)(3) of Exchange Act. The audit committee met 12 times during fiscal year 2011, and its report is presented below. The audit committee acts under a written charter that was adopted by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Ulta.

The audit committee oversees Ulta’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ulta has an Internal Audit Department that is actively involved in examining and evaluating Ulta’s financial, operational and information systems activities and reports functionally to the audit committee and administratively to management. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of Ulta’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has discussed with the independent registered public accounting firm the firm’s independence from management and Ulta, including the matters in the written disclosures and the Letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the audit committee concerning independence.

The audit committee discussed with Ulta’s independent registered public accounting firm the overall scope and plans for their audit and developed a pre-approval process for all independent registered public accounting firm services. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Ulta’s internal and disclosure controls and the overall quality of Ulta’s financial reporting. As noted, the audit committee held 12 meetings during fiscal year 2011.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Ulta’s Annual Report on Form 10-K for the fiscal year 2011, ended January 28, 2012, for filing with the SEC. The audit committee has appointed Ernst & Young LLP to be Ulta’s independent registered public accounting firm for the fiscal year 2012, ending February 2, 2013.

Audit Committee of the Board of Directors

Charles J. Philippin (Chairman)

Robert F. DiRomualdo

Catherine A. Halligan

Kenneth T. Stevens

[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta filing under the Securities Act of 1933 (as amended, the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE IV. COMPENSATION COMMITTEE REPORT AND

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee met 11 times during fiscal year 2011, and its report is presented below. During fiscal year 2011, the compensation committee was composed of the following independent Directors: Messrs. Eck (Chairman) and Heilbronn and Ms. Nagler. The Board of Directors has determined that each current committee member qualifies as a “nonemployee director” under the rules and regulations of the SEC, as well as the independence requirements of NASDAQ. The compensation committee acts under a written charter that was adopted by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com. Under this charter, the compensation committee is responsible for:

—	setting our compensation philosophy;

—	reviewing and approving the compensation for all officers;

—	reviewing and recommending compensation for non-employee directors;

—	supervising compensation policies for all employees including reviewing the compensation structure and procedures;

—	recommending to the Board the employment, appointment and removal of officers in accordance with the bylaws;

—	establishing, amending and terminating compensation and benefits plans and administering such plans; and

—	annually reviewing its own performance and reporting findings and action plans to the Board.

The compensation committee may under its charter delegate any of its responsibilities to a subcommittee, but only to the extent consistent with our Bylaws, Articles of Incorporation, Section 162(m) of the Internal Revenue Code and NASDAQ rules.

Compensation consultant

During fiscal 2011 the compensation committee engaged Pay Governance, as its outside consultant, to provide information regarding market comparisons for certain positions and general executive compensation advice. In those capacities, Pay Governance was engaged directly by the compensation committee. Pay Governance is an independent executive compensation consulting firm. Management engaged its own compensation and benefit consultants for advice on the management of the compensation and benefit programs and to assist in preparing recommendations to the compensation committee.

Compensation risk

The Company reviewed its compensation plans, practices and policies and determined that it does not have any such plans, practices and policies that create risks that are reasonably likely to have a material adverse effect on the Company based on the following:

—

The Company’s variable compensation programs are linked to specific performance goals set by the compensation committee for executive officers and for other employees by supervisors consistent with the Company’s compensation philosophy and business goals;

—

The performance periods for the pay programs are designed to match the period for which the employee has influence on the results and incorporate incentives of a longer term nature to tie the employee to the actual results;

—	Payments under the incentives are capped;

—	Payments are reviewed by the compensation committee, management, payroll, human resources and subject to spot audits;

—	The mix between fixed and variable pay is balanced as to neither discourage proper risk taking, nor encourage excessive risk taking; and

—	No participant is allowed to approve their own performance goals, nor the payout.

Compensation committee interlocks and insider participation

None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS2

The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussion, the compensation committee recommended to the Board of Directors, and the Board of Directors approved, that the CD&A be included in Ulta’s fiscal 2011 Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee of the Board of Directors

Dennis K. Eck (Chairman)

Charles Heilbronn

Lorna Nagler

[2]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPENSATION DISCUSSION AND ANALYSIS

Executive summary

Ulta’s management team surpassed our 2011 financial targets increasing our stock price for our stockholders. As our executive compensation programs are designed to be aligned with stockholder interests, management was rewarded for its strong performance through an above target 2011 incentive plan payout and stock price appreciation in equity held by employees, including that received from the Company’s long-term incentive program (“LTIP”). The compensation program design provides for compensation other than base salary to be variable based on performance achievement.

Our strong financial performance in 2011 is highlighted by:

—	net income increase of 69.3% to $120.3 million in fiscal 2011 compared to $71.0 million in fiscal 2010;

—	income per diluted share increase of 63.8% to $1.90 in fiscal 2011 compared to $1.16 in fiscal 2010;

—	net sales increase of 22.1% to $1.8 billion in fiscal 2011 compared to $1.5 billion in fiscal 2010; and

—	stock price increase of 109% from $37.04 on January 31, 2011 to $77.31 on January 27, 2012.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed on March 28, 2012 for a more detailed description of our fiscal year 2011 financial results.

The alignment of performance and pay in 2011 reflects our compensation philosophy to attract and retain talent through well-designed performance-based compensation programs that provide for meaningful compensation upon achievement of superior performance.

At our 2011 Annual Meeting of Stockholders, the Company held an advisory vote to approve executive compensation (“say-on-pay”), thereby affording stockholders the opportunity to cast an advisory vote on the compensation programs for our named executive officers (“NEOs”). The result of this advisory vote indicated stockholder approval of the compensation paid to our NEOs. The compensation committee believes that the results of this vote thereby affirm stockholder support of the Company’s approach to executive compensation, and did not change its approach in 2011. The compensation committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our NEOs.

The Company’s strong financial performance in 2011 coupled with last year’s positive stockholder advisory vote and our ongoing attention and commitment to providing executive compensation that is strongly aligned with financial performance, reinforces the compensation committee’s view that our executive compensation program is achieving its objectives.

Philosophy

Our executive compensation philosophy is to provide compensation opportunities that attract, retain and motivate talented key executives. We accomplish this by:

—	evaluating the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size, results and other relevant business factors;

—	linking annual incentive compensation to our performance on key measurable financial, operational and strategic goals that support stockholder value;

—	focusing a significant portion of the executive’s compensation on equity-based incentives to align interests closely with stockholders; and

—	managing pay for performance such that pay is tied to business and individual performance.

Our 2011 fiscal year compensation program consisted of a fixed base salary, variable cash incentive, stock option awards, and, in certain circumstances, restricted stock units, with a significant portion weighted towards the variable components. This mix of compensation is intended to ensure that total compensation reflects our overall success or failure, to motivate executive officers to meet appropriate performance measures and to align management with shareholders’ long-term interests.

Overview of 2011 compensation

In 2011, the Company continued to deliver outstanding shareholder value by exceeding growth targets. As part of the continued emphasis on creating shareholder value, we modified the corporate annual incentive for all officers to utilize a single goal of performance against the budgeted figure for earnings before taxes as reported to shareholders. This focus resulted from the elimination of having a portion of the annual incentive based on a discretionary assessment of performance objectives and reflects the Company’s strong linkage between shareholder value creation and management incentives. For the 2011 fiscal year, the overachievement resulted in bonuses for the officers payable at 138.5% of their target annual incentives.

We continued to use stock options as our primary means of providing long-term incentives for our NEOs and made grants in accordance with our normal 2011 fiscal year annual program.

Competitive market data

To assist the compensation committee in making pay level decisions for 2011 fiscal year, the committee evaluated the competitive marketplace for our executive compensation against the following market-based surveys and also a pre-determined peer group set in consultation with Pay Governance. The compensation committee focused more heavily on survey data given the lack of companies that had direct comparability to the Ulta business model.

—	2009/2010 Watson Wyatt Report on Top Management, retail and general industry (all participating companies) survey data, regressed for $1.5 billion in revenues;

—	2009 Mercer Benchmark Database — Executive, retail and general (all participating companies) industry survey data, regressed for $1.5 billion in revenues; and

—	A peer group of 19 retail companies, including:

Aeropostale	Fossil, Inc.	PetSmart
Ann Taylor Stores	Genesco	Revlon, Inc.
Brown Shoe	Guess, Inc.	Sally Beauty Holdings
CHICOS FAS, Inc.	Hibbett Sports, Inc.	The Children’s Place
Coldwater Creek	J. Crew Group, Inc.*	Timberland Co.
Dick’s Sporting Goods	Jo-Ann Stores*	Urban Outfitters
DSW, Inc.

*	These companies were taken private: J. Crew Group, Inc. in March 2010 and Jo-Ann Stores in March 2011.

The compensation committee does not rely solely on survey or peer group data in making its individual compensation determinations, but rather the compensation committee considers our Chief Executive Officer’s input as to an executive’s performance and internal pay equity among current executives and newly hired executives. The compensation committee also considers the accounting and tax impact of each element of compensation and in the past has tried to minimize the compensation expense impact of equity grants on our financial statements, while minimizing the tax consequences to executives.

In connection with evaluating merit and market increases in base salary, the compensation committee reviewed aggregated data from the following surveys in order to determine the market level of salary increases:

—	Mercer Compensation Planning Survey;

—	Hewitt: 2010-2011 Salary Increase Budget Survey;

—	World at Work Salary Budget Survey 2010/2011 (Retail Industry 1-3B Revenue);

—	World at Work Salary Budget Survey 2010/2011 (General Industry); and

—	Towers Watson Data Services

Base salary

Base salaries are reviewed annually and are set based on individual agreements and hiring negotiation, competitiveness versus the external market and internal merit increase budgets. Based on a review of marketplace salary increases contained in the surveys described above, as well as the compensation committee’s assessment of current economic and other market conditions, each year management proposes a merit baseline percentage increase in salaries. Our Chief Executive Officer then recommends to the compensation committee individual adjustments based on his assessment of an individual’s performance, with input from the human resources department. Individual merit increases for the NEOs were based on the merit budget guidance, individual performance assessment and competitive position to the market. The NEO increases for 2011 were: 3.9% for Mr. Rubin, 3.0% for Mr. Bodnar and 3.5% for Mr. Guttman. Mr. Guttman received an additional 5.7% of salary adjustment later in 2011 because of his below market compensation position, interim responsibilities in leading the human resources function in addition to the legal function while the SVP HR position was vacant, and additional complexity involved with his position.

Annual incentives

Under the terms of his employment agreement, Mr. Rubin’s target annual incentive is set at 100% of his base salary with a maximum annual incentive equal to 200% of his base salary. His incentive target was established to approximate the median for his role based on the market at the time of his contract. Mr. Bodnar’s target annual incentive was 50% of his base salary and Mr. Guttman’s target annual incentive was 40% of his base salary.

In fiscal 2011, the annual incentives for our NEOs were based on achievement of one quantifiable objective performance target: earnings before income taxes, adjusted for certain accounting charges required under generally accepted accounting principles and non-recurring charges (“EBT”) weighted at 100% of the target annual incentive opportunity. By comparison, the fiscal 2010 plan had a discretionary portion of the incentive to recognize achievement on individual performance objectives. This individual component was eliminated for officers under the fiscal 2011 annual incentive plan to better align performance of the officer group as a team and with shareholder results. However, negative discretion is available to reduce calculated awards based on below target individual performance. The performance target for 2011 was EBT of $167.6 million.

No annual incentive was payable unless performance under the EBT goal exceeded 80% of the target. A maximum annual incentive opportunity of 225% of target could be earned by Messrs. Bodnar and Guttman and 200% under Mr. Rubin’s employment agreement. Actual EBT for fiscal 2011 was $195.6 million resulting in a payout 138.5% of the NEO’s target annual incentive. No downward adjustments were made to the NEO’s annual incentives for 2011.

LTIP

We provide long-term incentives through annual option grants to our executives and certain other employees, which we refer to as our “LTIP”. Under the LTIP, each eligible employee may receive an option grant based on a methodology that provides value equal to a targeted percentage of base salary. This targeted percentage was determined by the compensation committee based on input from Pay Governance as to market median practices for long-term incentives. The compensation committee approved the target percentage of base salary for LTIP of 200% for Mr. Rubin and 55% for Mr. Bodnar and Mr. Guttman for 2011. Based on the outstanding performance by these leadership executives, their actual grants were increased at the time of the September 2011 grants.

Option grants under the LTIP generally have the following characteristics:

—	all options have an exercise price equal to the fair market value of our common stock on the date of grant;

—	options vest ratably, on an annual basis over a four-year period; and

—	options expire within ten years of the date of grant.

Policy on investments related to Ulta stock

We have adopted an investment policy for all employees to guide appropriate employee activity with respect to Company stock. This policy expressly prohibits activity that could be deemed hedging of Company stock by employees.

Option granting policy

We have adopted a general policy of making LTIP grants and setting the exercise price for options based on the closing price of our stock on the third business day following the date our earnings announcement is made for each fiscal quarter. This timing of option grants is, thus, generally consistent with when our executives and directors would be allowed to trade in our common stock under our insider trading policy. The compensation committee determined that setting the exercise price for stock options at this time was prudent in that it allowed for the market to process all reported public information prior to pricing stock options. Such a practice thereby eliminates any potential manipulation regarding the timing of stock option grants. All stock option grants are approved in advance by the compensation committee.

Benefits, perquisites and tax-gross-ups

Executives are allowed to defer compensation under our non-qualified deferred compensation plan, which is more fully described in the narrative to the 2011 Non-Qualified Deferred Compensation Table below. For all eligible employees, we offer a 401(k) plan with matching contributions equal to 100% of contributions made up to 2.5% of eligible compensation. We also offer to eligible employees group health, life, accident and disability insurance. In addition, all employees are entitled to a discount on purchases at our stores.

Certain states impose income tax liabilities on our employees who are not residents of such state based on the amount of work for Ulta that these employees perform in such state (including, for example, business meetings and attendance at trade shows). As the income tax rates applicable in these states may be substantially higher than those in Illinois, it may be more expensive for our employees, on a tax basis, to perform work for Ulta in these states. Because we do not want to provide a disincentive to our employees, and because the nature of their work may require travel to other states, the compensation committee has determined that it is in our best interests to gross-up these employees for any differences in taxes paid on income in other states versus the rate that such employees would have paid in their home state. This tax gross-up is applicable to all employees impacted, not just executives. In fiscal 2011, no tax gross-up payments were made by the Company.

Severance

Under the terms of his employment agreement, Mr. Rubin could be entitled to certain severance benefits more fully described below under “Severance and change in control benefits.” The compensation committee determined that such benefits were within market practices at the time of his hiring.

In addition, Mr. Guttman is entitled to severance under the terms of his offer of employment, as more fully described below under “Severance and change in control benefits.” Severance for Mr. Guttman was considered a necessary part of his compensation package in order to attract him to join Ulta. Mr. Bodnar would be expected to receive severance as well, if he were involuntarily terminated by the Company for reasons other than cause.

Accounting and tax considerations

The compensation committee also considers the accounting and tax impact of each element of compensation and in the past has tried to minimize the compensation expense impact of equity grants on our financial statements, while minimizing the tax consequences to executives.

A goal of the compensation committee is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the tax deductibility for public companies of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” The compensation committee is composed solely of outside directors.

The compensation committee considers the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the compensation committee’s overall compensation philosophy and objectives. The compensation committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the compensation committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Our 2011 Incentive Award Plan has been designed and implemented with the intent to allow us to pay performance-based annual and long-term incentive compensation under Section 162(m) of the Internal Revenue Code. Accordingly, our annual incentive and stock option grants under the 2011 Incentive Award Plan should be performance based and therefore deductible under Section 162(m).

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of our NEOs for the fiscal year ending January 28, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Chuck Rubin	2011	795,430	—		—	1,819,500	1,108,071	41,740	3,764,741
President, Chief Executive Officer and Director (Principal Executive Officer)	2010	547,896	2,800,000	(3)	2,715,512	3,694,022	1,121,177	230,355	11,108,962

Gregg R. Bodnar	2011	435,795	—		—	545,850	303,147	1,193	1,285,985
Chief Financial Officer	2010	383,698	53,126		—	576,800	425,006	1,097	1,439,727
(Principal Financial Officer)	2009	337,889	38,500		—	469,300	350,002	3,278	1,198,969

Robert S. Guttman	2011	317,634	—		—	363,900	180,050	3,391	864,975
Senior Vice President,	2010	295,934	29,696		—	259,560	237,569	2,112	824,871
General Counsel & Secretary	2009	290,285	23,223		—	235,201	232,228	3,999	784,936

(1)

Amounts shown represent the grant date fair value of options granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Financial Statements for fiscal 2011 contained in the Form 10-K filed on March 28, 2012.

(2)

All other compensation includes relocation expense tax gross-up for Mr. Rubin in the amount of $41,740 and 401(k) matching contributions for Mr. Bodnar and Mr. Guttman in the amount of $1,193 and $3,391, respectively.

(3)	Reflects Mr. Rubin’s special cash payment made as an inducement to commence employment with Ulta.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards for fiscal 2011 to the NEOs.

		Board of Directors Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Number of Securities Underlying Options	Exercise or Base Price of Option Awards $	Grant Date Fair Value of Option Award $(2)
Name	Grant Date		Threshold $ (1)	Target $	Maximum $
Chuck Rubin			312,020	800,051	1,600,102
	9/13/2011	9/7/2011				50,000	69.96	1,819,500
Gregg R. Bodnar			85,363	218,878	492,476
	9/13/2011	9/7/2011				15,000	69.96	545,850
Robert S. Guttman			50,700	130,000	292,500
	9/13/2011	9/7/2011				10,000	69.96	363,900

(1)	Threshold assumes performance exceeds 80% of each performance target, resulting in a payout of 39% of the EBT target bonus.

(2)

Represents the grant date fair value of stock options granted as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Financial Statements for fiscal 2011 contained in the Form 10-K filed on March 28, 2012.

OUTSTANDING EQUITY AWARDS AS OF JANUARY 28, 2012

The following table presents information concerning options to purchase shares of our common stock held by the NEOs as of January 28, 2012.

	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price Per Share ($)		Option Expiration Date
Chuck Rubin (1)	75,299	239,044	22.82		5/10/2020
	—	50,000	69.96		9/13/2021
Gregg R. Bodnar (2)	31,585	—	9.18		10/24/2016
	44,240	—	15.81		7/18/2017
	—	50,000	14.06	(3)	3/24/2018
	18,750	6,250	13.44		9/9/2018
	20,000	20,000	9.75		6/17/2019
	15,000	15,000	14.41		9/9/2019
	10,000	30,000	26.71		9/8/2020
	—	15,000	69.96		9/13/2021
Robert S. Guttman (4)	15,800	—	18.00		10/24/2017
	15,000	5,000	13.44		9/9/2018
	10,000	10,000	6.29		3/24/2019
	10,000	10,000	14.41		9/9/2019
	4,500	13,500	26.71		9/8/2020
	—	10,000	69.96		9/13/2021

(1)

Mr. Rubin’s options with an Option Expiration Date of 5/10/2020 vest 25% on February 1, 2011 and each anniversary of that date such that they are fully vested and exercisable on February 1, 2014. All other options vest 25% on each anniversary of the grant date, with the grant date being 10 years prior to the Option Expiration Date listed above.

(2)	Mr. Bodnar’s options all vest 25% on each anniversary of their grant date. The grant date of each option is 10 years prior to the Option Expiration Date listed above.

(3)	Exercise price was calculated as the average of the closing prices for Ulta’s common stock for the period March 20, 2008 through April 7, 2008.

(4)	Mr. Guttman’s options all vest 25% on each anniversary of their grant date. The grant date of each option is 10 years prior to the Option Expiration Date listed above.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Chuck Rubin	4,382	190,895	118,997	7,695,536
Gregg R. Bodnar	150,000	8,576,000	—	—
Robert S. Guttman	47,400	2,361,118	—	—

(1)

The value realized on exercise of options is based on the closing sales price of our common stock on the day prior to the exercise date as reported on the NASDAQ Global Select Market less the aggregate exercise price. The value realized was determined without considering any taxes that may have been owed or withheld.

(2)

The value realized on vesting is based on the closing sales price of our common stock on the day the restricted shares vest as reported on the NASDAQ Global Select Market. The value realized was determined without considering any taxes that may have been owed.

2011 NON-QUALIFIED DEFERRED COMPENSATION

The table below sets forth certain information as of January 28, 2012 with respect to the non-qualified deferred compensation plans in which our NEOs participate.

Name	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(1)
Robert S. Guttman	$—	$(3,702)	$—	$201,040

(1)	$204,742 was previously reported as compensation to Mr. Guttman in the Summary Compensation Table for prior years.

The Ulta Nonqualified Deferred Compensation Plan became effective January 1, 2009. Participants may defer up to 75% of their base salary and 100% of their annual cash bonus. We do not match or make any other contributions to the plan. Participants may direct the investment of their contributions to the plan among several mutual funds, similar to those available under our 401(k) plan.

Severance and change in control benefits

In the event that Mr. Rubin’s employment is terminated without cause, he will be entitled to the following as severance subject to his providing a general release of claims:

—	Severance equal to eighteen months of his base salary;

—	Any bonus actually earned, prorated based on the percentage of the fiscal year Mr. Rubin is employed by the Company;

—	Accelerated vesting of the special hire restricted shares; and

—	Accelerated vesting of one fourth of the special hire options.

For this purpose “cause” shall mean Mr. Rubin’s:

—	Commission of an act of fraud or embezzlement;

—	The unauthorized, intentional or grossly negligent disclosure of confidential information which is injurious to the Company;

—	Willful breach of any fiduciary duty owed to the Company or the terms of his employment agreement;

—	Indictment for a felony or any crime involving fraud, dishonesty or moral turpitude;

—	Intentional misconduct as an employee, including knowing and intentional violation of the Company’s written policies, or specific directions of the Board;

—	Failure substantially to perform his duties, following written notice (other than by reason of disability); and

—	Willful engagement in misconduct that may reasonably result in injury to the reputation or business prospects of the Company.

Any act or failure to act shall be considered “willful” only if done or omitted to be done without a good faith, reasonable belief that such act or failure to act was in our best interests. Mr. Rubin will have ten business days to cure any curable act after written notice from the Company of cause. Mr. Rubin’s employment may be terminated without cause retroactively, if such reasons are later discovered after his termination.

In connection with his employment agreement, Mr. Rubin entered into an agreement not to disclose or use our confidential information at any time. He also agreed not to work for, or otherwise be involved with, any competitor for a period of eighteen months following his termination for any reason.

In the event that Mr. Guttman’s employment is terminated without cause, he will be entitled to a lump-sum payment equal to six months salary, which may be extended to one year’s salary upon Board approval, subject to providing a general release of claims. In addition, if his employment is terminated without cause within 12 months following a change in control, he will vest in all options that he holds regardless of when granted.

Although Mr. Bodnar does not have a contractual right to severance, we would likely also pay him at least six months severance in connection with a termination without cause in exchange for a general release of claims, similar to Mr. Guttman. In addition, if his employment is terminated without cause within 12 months following a change in control, he will vest in all options that he holds regardless of when granted.

The following chart sets forth the amount that Messrs. Rubin, Bodnar and Guttman would receive in the event that their employment were terminated without cause, for good reason, or due to death or disability, or in connection with a change in control, on the last day of the 2011 fiscal year, January 28, 2012, and assuming the exercise of all options the vesting of which is accelerated upon such event. These amounts do not include any value for amounts payable under retirement plans or insurance policies applicable to employees in general.

Name	Involuntary Not for Cause Termination / Good Reason	Death / Disability	Involuntary Termination in Connection with Change in Control
Chuck Rubin	$1,200,077	$13,393,008	$14,593,085
Gregg R. Bodnar	$218,884	$7,484,638	$7,703,522
Robert S. Guttman	$162,500	$2,415,150	$2,577,650

PROPOSAL THREE

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance. As part of that commitment, Ulta is asking stockholders to vote on a resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement. This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company and the Board of Directors. However, the Board and the compensation committee value the opinions of the stockholders and will carefully consider the outcome of the vote when making future compensation decisions. In accordance with the results of the non-binding advisory vote at our 2011 Annual Meeting of Stockholders concerning the frequency of an advisory vote on the compensation paid to our named executive officers, this non-binding advisory vote will be held on an annual basis until the Board elects to implement a different frequency, or until the next required non-binding advisory vote on frequency. Following this year’s non-binding advisory vote, the next scheduled advisory vote will take place at the 2013 Annual Meeting of Stockholders.

As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, our executive compensation program is structured to provide compensation opportunities that: (i) reflect the competitive marketplace in which the Company operates; (ii) link annual incentive compensation to Company performance goals that support stockholder value; (iii) focus a significant portion of an executive’s compensation on equity-based incentives to align interests closely with stockholders; and (iv) attract, motivate and retain key executives who are critical to our long-term success. A significant portion of the Company’s executive compensation is performance-based, and we emphasize such incentives to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures.

We believe that the fiscal 2011 compensation of our named executive officers was appropriate and aligned with the Company’s performance. We urge stockholders to read the CD&A section of this Proxy Statement, as well as the Summary Compensation Table and the related tables and disclosures, for a more complete understanding of how our executive compensation policies and procedures operate.

The Company is asking stockholders to approve the following advisory resolution at the 2012 Annual Meeting:

RESOLVED, that the stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion thereto.

Because the vote is advisory, it will not be binding upon the Board or the compensation committee. However, the compensation committee will consider the outcome of the vote in determining future compensation policies and decisions.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the advisory resolution on executive compensation. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

ARTICLE V. STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 2, 2012 by

—	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

—	each of our NEOs, Directors and nominees; and

—	all of our NEOs, Directors and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2012 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The following table lists applicable percentage ownership based on 62,474,444 shares of common stock outstanding as of March 22, 2012, as reported in our Annual Report on Form 10-K filed with the SEC on March 28, 2012. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Ulta Salon, Cosmetics & Fragrance, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% stockholders: Doublemousse B.V.(1) Boerhaavelaan 22 2713 HX Zoetermeer The Netherlands Attn: Charles Heilbronn	11,029,471	17.7%

FMR LLC (2) 82 Devonshire Street Boston, Massachusetts, 02109	4,131,792	6.6%

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
NEOs, Directors and nominees:
Chuck Rubin(3)	159,362	*
Gregg R. Bodnar(4)	189,575	*
Robert S. Guttman(5)	82,965	*
Robert F. DiRomualdo	666,585	1.1%
Dennis K. Eck	720,000	1.2%
Catherine Halligan	—	—
Charles Heilbronn(6)	11,201,970	17.9%
Lorna E. Nagler(7)	13,108	*
Charles J. Philippin(8)	113,107	*
Kenneth T. Stevens	607	*
All current Directors and executive officers as a group (10 persons)(9)	13,147,279	20.9%

*	Less than 1%.

(1)

Based solely on the Schedule 13G/A filed by Doublemousse B.V. on February 10, 2012. The securities shown as beneficially owned by Doublemousse B.V. are indirectly beneficially owned by (i) Chanel International B.V., the parent company of Doublemousse B.V. and (ii) Charles Heilbronn, who has been granted a power of attorney and proxy to exercise voting and investment power with respect to these securities. Mr. Heilbronn disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(2)	Based solely on the Schedule 13G filed by FMR LLC on February 14, 2012.

(3)	Includes options to purchase 150,598 shares of common stock exercisable at $22.82 per share.

(4)

Includes options to purchase 31,585 shares of common stock exercisable at $9.18 per share held by the Bethany B. Bodnar Revocable Trust, options to purchase 44,240 shares of common stock exercisable at $15.81 per share held by the Bethany B. Bodnar Revocable Trust, options to purchase 50,000 shares of common stock exercisable at $14.06 per share held by the Bethany B. Bodnar Revocable Trust options to purchase 18,750 shares of common stock exercisable at $13.44 per share held by the Bethany B. Bodnar Revocable Trust, options to purchase 20,000 shares of common stock exercisable at $9.75 per share held by the Bethany B. Bodnar Revocable Trust, options to purchase 15,000 shares of common stock exercisable at $14.41 per share held by the Bethany B. Bodnar Revocable Trust, and options to purchase 10,000 shares of common stock exercisable at $26.71 per share held by Gregg Bodnar. Mr. Bodnar is a co-trustee, along with Bethany B. Bodnar, of the Bethany B. Bodnar Revocable Trust. Mr. Bodnar disclaims beneficial ownership of the options to purchase shares of common stock held by the Bethany B. Bodnar Revocable Trust except to the extent of any pecuniary interest therein.

(5)

Includes options to purchase 15,800 shares of common stock exercisable at $18.00 per share, options to purchase 15,000 shares of common stock exercisable at $13.44 per share, options to purchase 15,000 shares of common stock exercisable at $6.29 per share, options to purchase 10,000 shares of common stock exercisable at $14.41 per share and options to purchase 4,500 shares of common stock exercisable at $26.71 per share.

(6)

Of the 11,201,970 shares of common stock shown as beneficially owned by Mr. Heilbronn, Mr. Heilbronn holds 79,607 shares directly and is deemed to beneficially own all 11,029,471 shares of common stock held by Doublemousse B.V. and 92,892 shares of common stock held by Moussetrap. Mr. Heilbronn has sole voting power and sole investment power with respect to the 79,607 shares he holds directly, and he has been granted a power of attorney and proxy to exercise voting and investment power with respect to all of the shares shown as beneficially owned by Doublemousse B.V. Pursuant to this authority, Mr. Heilbronn makes all voting and investment decisions with respect to all such shares and may be deemed to beneficially own all such shares. As the sole stockholder of one of Moussetrap’s general partners, Mousseless Inc., Mr. Heilbronn may be deemed to beneficially own all of Moussetrap’s shares. Mr. Heilbronn disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(7)	Includes options to purchase 8,334 shares of common stock exercisable at $9.75 per share and options to purchase 4,167 shares of common stock exercisable at $25.80 per share.

(8)	Includes options to purchase 37,500 shares of common stock exercisable at $13.44 per share.

(9)	Total percentage equals the quotient of total holdings over the sum of shares outstanding and the options referenced in the footnotes above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. In 2011, due to an administrative error by the Company, which prepares and files Section 16 reports on behalf of its executive officers and Directors, the initial ownership report on Form 3 was filed late for Kenneth T. Stevens, one of our Directors. To our knowledge, based solely on a review of the copies of such forms furnished to us and written representations that no other forms were required during the fiscal year ended January 28, 2012, except as noted above, all Section 16(a) filing requirements applicable to our Directors, executive officers and greater than 10% beneficial owners were complied with.

ARTICLE VI. CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related party transaction approval policy

Our Board of Directors has adopted written policies and procedures for the approval or ratification of any “related party transaction,” defined as any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, Directors, Director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the audit committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The audit committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the audit committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the audit committee subject to ratification of the transaction by the audit committee at its next regularly scheduled meeting. No Director may participate in approval of a related party transaction for which he or she is a related party.

Related party transactions and relationships

Since the beginning of fiscal 2011, we have engaged in the following related party transactions with our Directors, executive officers and holders of 5% or more of our common stock.

Transactions with vendors

Charles Heilbronn, one of our Directors, is Executive Vice President and Secretary, as well as a director, of Chanel, Inc. In fiscal 2011, Chanel, Inc. sold to Ulta approximately $8.7 million of fragrance on an arms’ length basis pursuant to Chanel’s standard wholesale terms and is expected to continue to sell fragrance to Ulta during fiscal 2012.

Kenneth T. Stevens, one of our Directors, was the Chief Executive Officer, as well as a director, of philosophy, Inc. until April 1, 2011. Philosophy, Inc. was acquired by Coty, Inc. on December 17, 2010. In fiscal 2011, philosophy, Inc. sold to Ulta approximately $32.3 million of skin care, fragrance and beauty products on an arms’ length basis pursuant to a negotiated agreement between the parties, and is expected to continue to sell such products to Ulta during fiscal 2012.

ARTICLE VII. MISCELLANEOUS

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the 2012 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders, Carl “Chuck” Rubin, our President and Chief Executive Officer, and Robert S. Guttman, our Senior Vice President, General Counsel and Secretary, to vote on such matters in accordance with their best judgment.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Notice you received in the mail.

By Order of the Board of Directors

Robert S. Guttman
Senior Vice President, General Counsel and Secretary

April 20, 2012

A COPY OF ULTA’S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 28, 2012 IS AVAILABLE WITHOUT CHARGE THROUGH THE INVESTOR RELATIONS SECTION OF OUR WEBSITE AT HTTP://IR.ULTA.COM, AND UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, ULTA SALON, COSMETICS & FRAGRANCE, INC., 1000 REMINGTON BLVD., SUITE 120, BOLINGBROOK, IL 60440.

ULTA SALON, COSMETICS & FRAGRANCE, INC. ATTN: SCOTT SETTERSTEN 1000 REMINGTON BLVD. SUITE 120 BOLINGBROOK, IL 60440

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ULTA SALON, COSMETICS & FRAGRANCE, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote “FOR ALL” of the following nominees:

1.	Election of Directors Nominees		☐	☐	☐

01) Robert F. DiRomualdo
02) Catherine A. Halligan
03) Lorna E. Nagler

The Board of Directors recommends you vote “FOR” proposals 2 and 3.								For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, for the fiscal year 2012, ending February 2, 2013							☐	☐	☐

3.	Advisory vote to approve the Company’s executive compensation							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com or at the Investor Relations section of the Company’s website at http://ir.ulta.com.

ULTA SALON, COSMETICS & FRAGRANCE, INC. Annual Meeting of Stockholders May 31, 2012 10:00 AM This proxy is solicited on behalf of the Board of Directors

The undersigned here by appoints Chuck Rubin and Robert S. Guttman as proxies, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ulta Salon, Cosmetics & Fragrance, Inc. held of record by the undersigned on April 2, 2012, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 1000 Remington Boulevard, Bolingbrook, IL 60440, on May 31, 2012, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side